Second Quarter 2012 Earnings Highlights July 27, 2012 John R. Koelmel President & Chief Executive Officer Gregory W. Norwood Chief Financial Officer

Safe Harbor Statement Any statements contained in this presentation regarding the outlook for FNFG’s business and markets, such as projections of future earnings performance, statements of FNFG’s plans and objectives, forecasts or market trends and other matters, are forward-looking statements based on FNFG’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, FNFG claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. Certain factors could cause FNFG’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this presentation. These factors include the factors discussed in Part I, Item 1A of FNFG’s 2011 Annual Report on Form 10-K under the heading “Risk Factors” and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive. 2

Successful HSBC Branch Acquisition • Successfully converted 500,000 households, 100+ branches and 1.2 million deposit and loan accounts • Total premium of 7.3%, net of divestitures • 31 bps average retail deposit cost; 3 bps lower than legacy and favorable to prior expectations • 3% deposit attrition to-date, better than expectations • New checking account production per acquired branch is 20% higher than at established branches • Customer base enhances cross-selling focus – Acquired customers have a higher transactor/saver/borrower (TSB) relationship than legacy FNFG – Converting customers to our more profitable Pinnacle checking suites – Achieved debit card activation goal • $1.6 billion in loans with a contractual yield of 6.3% – HSBC mortgage bankers contributed to production in 2Q – $0.3 billion in credit card balances on-boarded from HSBC – HSBC-related small business pipeline of $90 million – Higher quality credit card and home equity portfolio based on FICO score and delinquencies – Better than expected retention of consumer credit card assets as outstandings increased 1% since conversion • Significant improvement in brand awareness in Upstate NY markets – up 20+ points from early January 3

Second Quarter 2012 Highlights • Operating EPS = $0.171; Operating revenues increased 8% QOQ2 – GAAP EPS = $(0.05), including merger & restructuring costs and gain on sale of MBS securities • Positive business fundamentals continue – 17% annualized organic commercial loan growth QOQ – 10th consecutive quarter of double-digit organic average commercial loan growth – Originated $170 million in new indirect auto loans in Q2 vs. $40 million in 1Q12 – New checking account openings increased 15% QOQ and 38% YOY excluding HSBC acquisition – Personal checking account balances increased 20% QOQ annualized excluding HSBC acquisition • Net interest income increased 7% QOQ reflecting the partial quarter impact of HSBC acquisition – Net interest margin was 3.26%, down 8 basis points from 1Q12 • 2Q12 NIM reduced by 17 bps QOQ due to higher MBS premium amortization expense • MBS premium amortization of $40 million (including $8 million in retroactive adjustment), compared to $26 million in 1Q12 • Credit metrics remain strong – Originated book: $10.3M provision in excess of NCOs of $15.1M entirely to support organic loan growth of $875M – Portfolio loan delinquencies down 5 bps QOQ to 29 bps; commercial migration trends remain consistent – 55 bps of originated NCOs in 2Q12; excluding one commercial credit, NCOs equaled 27 bps – Acquired portfolios currently performing in line with original economic expectations 4 (1) Excludes merger and acquisition integration expenses, restructuring charges and a $15.9 million gain recorded on the sale of $3.1 billion of mortgage-backed securities. Operating results represent non-GAAP measures. Refer to the Appendix for further details. (2) Excludes a $15.9 million gain recorded on the sale of $3.1 billion of mortgage-backed securities.

7,061 7,181 7,324 7,473 3Q11 4Q11 1Q12 2Q12 5,196 5,097 4,975 4,914 3Q11 4Q11 1Q12 2Q12 1,421 1,504 1,571 1,628 3Q11 4Q11 1Q12 2Q12 2,452 2,462 2,515 2,650 3Q11 4Q11 1Q12 2Q12 Delivering on Organic Loan Growth Opportunity Eastern PA Upstate NY1 Western PA New England Average Total Loan Balances $ millions 5 1. 2Q12 growth rate excludes loans acquired in HSBC. Note: Capital Markets loans excluded. HSBC

$4.2 $4.1 $3.9 $3.8 $2.2 $2.2 $2.2 $2.1 $0.3 $0.3 $0.3 $0.3 3Q11 4Q11 1Q12 2Q12 Other Consumer Home Equity Residential RE $3.4 $3.7 $3.9 $4.2 $6.1 $6.2 $6.3 $6.4 3Q11 4Q11 1Q12 2Q12 CRE Commercial Business Continued Momentum in Commercial Loan Growth Offset by prepayments in consumer categories Average Commercial Loans1 Average Consumer Loans1 $9.6 $9.9 $10.2 $10.6 $6.7 $6.5 $6.4 $6.3 $ billions $ billions  Commercial growth across all geographies and business units  Consumer mortgage and home equity balances declined due to faster prepayments/ refis  Consumer indirect auto platform gaining traction 1. 2Q12 balances and growth rates exclude loans acquired from HSBC 6

Best in Class Commercial Loan Growth 1. Growth rates are annualized. FNFG growth rates are normalized for acquisitions. H8 represents non-seasonally adjusted loan balances for all commercial banks. 3Q11 to 1Q12 growth rates for the peers calculated using regulatory FR-Y9C reports. 2Q12 growth rates calculated using GAAP earnings releases. Peer median, as defined in the appendix, includes only those banks that have reported earnings as of July 26, 2012. 2. Average balances. Growth rates are annualized and exclude impact of loans acquired from HSBC. 3. Specialized lending includes capital markets and community development QOQ Organic Average Commercial Business Loan Growth 1 7 30% 11% 14% -10% 0% 10% 20% 30% 40% 50% 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 FNFG Peer Median H8 - All Commercial Banks - 1,000 2,000 3,000 4,000 5,000 6,000 NY WPA EPA NE Specialized Lending 1Q12 2Q12 FNFG Commercial Loan Growth by Region 2,3 12% 15% 42% 4% 63%

Line Utilization: Upside When Economy Turns • Commitments up 29% annualized from Q1 • Increased commitments across entire footprint $2.1 $2.4 $2.4 $2.5 $4.5 $4.9 $5.0 $5.4 46.4% 48.0% 47.5% 47.1% 40.0% 42.5% 45.0% 47.5% 50.0% $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 3Q11 4Q11 1Q12 2Q12 Commitments Outstandings Usage $ billions 8

3Q11 4Q11 1Q12 2Q12 QOQ Growth Other 198 222 248 302 87% Capital Markets 269 329 394 458 65% Equipment Finance 304 368 420 470 48% Middle Market 2,494 2,609 2,759 2,898 20% Business Banking 2,197 2,236 2,214 2,230 3% CRE 3,721 3,716 3,807 3,913 11% 0 2,000 4,000 6,000 8,000 10,000 12,000 Commercial: Consistent Growth across Business Lines Note: “Other” commercial business includes Asset Based Lending, Financial Services, Government Banking, Healthcare and Community Development. Balances do not include small business loans that roll up into retail segment. 1. Growth rates are annualized. 2Q12 balances exclude loans acquired from HSBC. $9,184 $9,479 $9,842 $10,271 (excl HSBC) Average Total Commercial Loan Balances $ in millions 9 Growth across all business lines1

Consumer Finance Opportunity • Indirect Auto Gaining Momentum  $170 million in originations at average yield of approximately 3.5%  Strong leadership and experienced teams familiar with players within our markets  Entry point to grow deeper relationships by cross-selling  Target primarily used cars sold through dealers for customers in 720-740 FICO band  Over 700 dealers signed up • Credit card platform  HSBC acquisition accelerates product development  Servicing converted to leading third party  Cross-sell platform to drive Transactor/Saver/Borrower migration  2x increase in branch applications • Mortgage banking  HSBC mortgage lenders contributing from day one  Production pipeline at quarter-end remains strong  HARP production 5-6% of originations  Production of $565 million in Q2; gain on sale of 2.1% versus 1.6% in 1Q12 10

Strong Core Deposit Fundamentals • Core deposits improve to 83% of total deposits (80% in 1Q12) – Checking account growth strongest in Upstate New York market – Legacy checking account growth benefits from HSBC-related market disruption • 4 bps improvement in cost of deposits 11 $ in millions; average balances

25% 29% 36% 38% 3Q11 4Q11 1Q12 2Q12 Retail: Focus on Checking Account Growth 12 Consumer Checking Account Balance by Region (Excludes HSBC) Growth in New Checking Account Sales Year-over-Year1 1. Percentages represent organic growth rates • Strong account opening activity at former HSBC branches • In 2Q12, new personal checking accounts sales up 38% from prior year • Average personal checking balances up 20% QOQ annualized • 36% annualized QOQ increase in NY branches • Benefit from HSBC-related market disruption $ in millions 827 632 543 547 827 633 525 559 870 667 532 572 947 689 540 599 NY WPA EPA NE 3Q11 4Q11 1Q12 2Q12

Retail: Cross-Selling Focus 13 1. Ratio is the percentage of households in each region that hold a checking account, savings account or investment and a loan with First Niagara Transactor, Saver, Borrower1 • ~19% of households have all three Transactor/Saver/Borrower relationship • Targeting goal of 25% level in each region over next 3 years • Average profitability of a Transactor/Saver/Borrower = 4x Checking profitability • Improve Transactor/Saver/Borrower penetration across each region from first quarter • QOQ Increase in NY driven mostly by households acquired from HSBC 13.0% 23.8% 16.9% 18.0% 14.0% 14.3% 10.2% 10.8% 9.0% 11.0% 13.0% 15.0% 17.0% 19.0% 21.0% 23.0% 25.0% 2Q11 3Q11 4Q11 1Q12 2Q12 NY WPA EPA NE

Credit Quality – Originated Portfolio • Provision expense in excess of NCOs to support originated loan growth – Loan migration trends unchanged • Net charge-offs of 55 bps; increased from 34 bps in 1Q12 – Excluding one commercial charge-off of $7.7M, NCO was 27 bps – Reflects company’s conservative valuation of expected losses • One large $11M CRE credit added to NPLs • Anticipated resolution in 2H12 • $7M of HELOC NPL increase due to inter- agency guidance on junior liens • Allowance / loans consistent with recent history 14 $ in millions 2Q12 1Q12 Provision for loan losses $25.4 $15.5 Net Charge-offs $15.1 $8.6 NCOs/ Avg Loans 0.55% 0.34% Nonperforming Loans $109.7 $114.2 NPLs / Loans 0.96% 1.09% Total Loans $11,392 $10,517 Allowance $135.2 $125.1 Allowance / Loans 1.19% 1.19% Criticized $546.5 $571.3 Classified $398.0 $399.7

Credit Quality: Acquired Portfolio

	Q2 2012					Q1 2012			
$ in millions	NCC	HNBC	NAL	HSBC	Acquired	NCC	HNBC	NAL	Acquired
Provision for loan losses	1.2	0.8	0.3	0.1	2.4	-	4.4	-	4.4
Net charge-offs	-	0.6	0.1	-	0.7	-	4.7	-	4.7
NCOs / Avg Loans					0.04%				0.29%
Nonperforming loans*	3.0	11.2	4.8	0.3	19.3	3.0	11.2	4.8	19.0
Total loans **	447	1,523	4,054	1,576	7,600	492	1,618	4,350	6,460
Allowance	1.2	1.8	0.2	0.1	3.3	-	1.6	-	1.6
Credit discount on Acq loans	14.8	42.9	125.2	46.0	228.9	16.4	44.2	125.4	185.9
Credit discount / Acq loans	3.3%	2.8%	3.1%	2.9%	3.0%	3.3%	2.7%	2.9%	3.5%
Criticized	43.0	189.1	209.4	42.4	483.9	47.3	203.8	222.3	473.4
Classified	21.2	145.3	145.3	23.0	334.8	28.0	155.2	170.7	353.9
Accruing 90+ days delinquent	2.8	50.7	72.2	0.0	125.7	2.7	44.9	69.2	116.8

- Credit marks on acquired books remain appropriate
- "Pool" accounting structure may cause increases in provision expense
  - Similarly, reversal into accretable yield possible assuming current credit performance holds up
- Credit mark of $229M equals 3.0% of remaining $7.6B acquired book

* Nonperforming acquired loans include certain lines of credit that are considered non-accruing. The remaining credit discount recorded at acquisition remains adequate to cover losses on these balances.
** Acquired loans before associated credit discount. Refer to the ending balance sheet in our Q2 2012 press release tables for a reconciliation to total loans and leases.

15

2Q12 Financial Summary

Income Statement ($MM)	1Q12	2Q12
Net Interest Income	$ 242.4	$ 259.0
Noninterest Income [1]	69.9	79.7
Total Revenue	312.3	338.7
Noninterest Operating Expenses [2]	184.5	210.4
Pre-tax Preprovision Net Revenue [1], [2]	127.8	128.3
Provision for loan losses	20.0	28.1
Pretax Operating Income [1], [2]	107.8	100.2
Income taxes	37.7	33.6
Net Operating Income [1], [2]	$ 70.1	$ 66.6
Nonoperating income, net of tax		10.3
Nonoperating expenses, net of tax	10.2	87.9
Net Income (loss)	$ 59.9	$ (10.9)
Preferred stock dividend	5.1	7.5
Net Income (loss) Available to Common	$ 54.8	$ (18.5)
Operating Earnings Per Diluted Share [1], [2]	$ 0.19	$ 0.17
GAAP Earnings Per Diluted Share	$ 0.16	$ (0.05)
Key Ratios		
Net Interest Margin	3.34%	3.26%
Return on Average Tangible Assets [1], [2]	0.90%	0.78%
Pretax preprovision ROA [1], [2]	1.55%	1.41%
Return on Average Tangible Common Equity [1], [2]	9.63%	10.18%
Efficiency Ratio [1], [2]	59.08%	62.13%

- Net interest income +7% QOQ
  - Earning asset growth and impact of HSBC acquisition overcomes lower asset yields
- NIM down 8 bps QOQ to 3.26%
  - Excluding premium amort increase QOQ, NIM was 3.43%
  - $40M in MBS premium amortization; $14 million more than Q1 2012
  - HSBC loan contractual yields at 6.3%
  - 4 bps decline in deposit costs
- Noninterest income +14% QOQ
  - Strength in derivatives, mortgage banking and lending fees
  - Fee income contributed ~24% of total operating revenues
- Operating expenses +14%
  - HSBC branches drive all QOQ increase
  - +$4M QOQ in FDIC premiums due to effect of HSBC intangibles
  - $4.2M in HSBC related intangible amortization expense
  - Seasonal decrease in compensation expenses

(1) Excludes $15.9 million gain recorded on the sale of $3.1 billion of mortgage-backed securities. Operating results represent non-GAAP measures. Refer to the Appendix for further details.
(2) Excludes merger and acquisition integration expenses and restructuring charges. Operating results represent non-GAAP measures. Refer to the Appendix for further details.

16

2H12 Outlook (as of July 26, 2012)

Metric	Street Median for 2H12*	Management Commentary on Street Median Expectations
Average earning assets	$31.0 B	Modest upward bias; Continued strength in loan growth; Investment securities (AFS + HTM + others) at roughly ~$12B
Net interest margin (FTE)	3.54%	Consistent with company expectations
Fee income	$185M	Consistent with company expectations
Operating expenses	$468M	Consistent with company expectations
NCOs/ originated loans	NA	30 – 35 bps
Loan loss provision	$34M	Upward bias driven by provisioning at 1.2% of net organic loan growth and HSBC credit card treatment
Operating EPS	$0.39	High by $0.01-$0.02

** Based on the computed median of all16 analyst models where available; as of July 26, 2012*

17

Appendix 18 Non-GAAP Measures – This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company believes that these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non- operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this presentation, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial member, can be found in this Appendix.

GAAP to non-GAAP Reconciliation 19 2Q12 (in 000s) 1Q12 (in 000s) Total noninterest income on operating basis (Non-GAAP) 79,703$ 69,908$ Gain on securities portfolio repositioning 15,895 - Total reported noninterest income (GAAP) 95,598$ 69,908$ Total noninterest expense on operating basis (Non-GAAP) 210,429$ 184,505$ Merger and acquisition integration expenses 131,460 12,970 Restructuring charges 3,750 2,703 Total reported noninterest expense (GAAP) 345,639$ 200,178$ Computation of pre-tax,pre-provision net revenue: Net interest income 259,013$ 242,371$ Noninterest income 95,598 69,908 Noninterest expense (345,639) (200,178) Pre-tax, pre-provision income (GAAP) 8,972 112,101 Less: non-operating noninterest income (15,895) - Add back: non-operating noninterest expenses 135,210 15,673 Pre-tax, pre-provision net revenue (Non-GAAP) 128,287$ 127,774$ Reconciliation of pretax operating income to pretax net income: Pretax operating income (Non-GAAP) 100,187$ 107,774$ Nonoperating income, gross of tax (15,895) - Nonoperating expenses, gross of tax 135,210 15,673 Pretax net income (GAAP) (19,128) $ 92,101$ Reconciliation of net operating income to net income: Net operating income (Non-GAAP) 66,630$ 70,053$ Nonoperating income, net of tax (10,331) - Nonoperating expenses, net of tax 87,885 10,188 Net income (GAAP) (10,924) $ 59,865$ Reconciliation of operating efficiency ratio to reported efficiency ratio: Operating efficiency ratio (Non-GAAP) 62.13% 59.08% Nonoperating income, gross of tax (2.79) - Nonoperating expenses, gross of tax 38.13 5.02 Reported efficiency ratio (GAAP) 97.47% 64.10% Reconciliation of noninterest expense on operating basis to reported noninterest expense: Reconciliation of noninterest income on operating basis to reported noninterest income:

GAAP to non-GAAP Reconciliation (continued) 20 Quarter ended Quarter ended June 30, 2012 (in 000s) March 31, 2012 (in 000s) Computation of Average Tangible Assets: Total average assets 36,499,747$ 33,124,087$ Less: Average goodwill and other intangibles (2,206,682) (1,800,613) Average tangible assets 34,293,065$ 31,323,474$ Computation of Average Tangible Common Equity: Total average stockholders' equity 4,879,791$ 4,850,276$ Less: Average goodwill and other intangibles (2,206,682) (1,800,613) Less: Average preferred stockholders' equity (338,002) (338,002) Average tangible common equity 2,335,107$ 2,711,661$

Associated Banc-Corp Hancock Holding Company BOK Financial Corporation Huntington Bancshares Incorporated City National Corporation KeyCorp Comerica Incorporated M&T Bank Corporation Commerce Bancshares, Inc. People's United Financial, Inc. Cullen/Frost Bankers, Inc. Synovus Financial Corp. First Horizon National Corporation Zions Bancorporation 21 (1) Peer group represents commercial banks with total assets between $20 -$100 billion with similar business models. Benchmarking Peer Group (1)